Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of Hibernia Corporation, a Louisiana corporation (the “Corporation”), do hereby name, constitute and appoint J. Herbert Boydstun, Marsha M. Gassan, Jan M. Macaluso and Cathy E. Chessin, and each or any of them (with full power to each of them to act alone), our true and lawful agents and attorneys-in-fact, for us and on our behalf and in our name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of $100,000,000 of 5.35% Subordinated Notes due May 1, 2014 to be issued by the Corporation in exchange for outstanding 5.35% Subordinated Notes due May 1, 2014, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this 25th day of May, 2004.

/S/ J. HERBERT BOYDSTUN J. Herbert Boydstun Director Hibernia Corporation	/S/ E.R. “BO” CAMPBELL E.R. “Bo” Campbell Director Hibernia Corporation

/S/ PAUL CANDIES Paul Candies Director Hibernia Corporation	/S/ RICHARD W. FREEMAN, JR. Richard W. Freeman, Jr. Director Hibernia Corporation

/S/ DICK H. HEARIN Dick H. Hearin Director Hibernia Corporation	/S/ RANDALL E. HOWARD Randall E. Howard Director Hibernia Corporation

/S/ ELTON R. KING Elton R. King Director Hibernia Corporation	/S/ SIDNEY W. LASSEN Sidney W. Lassen Director Hibernia Corporation

/S/ JANEE “GEE” MERCADEL-TUCKER Janee “Gee” Mercadel-Tucker Director Hibernia Corporation	/S/ RAY B. NESBITT Ray B. Nesbitt Director Hibernia Corporation

/S/ WILLIAM C. O’MALLEY William C. O’Malley Director Hibernia Corporation	/S/ ROBERT T. RATCLIFF Robert T. Ratcliff Director Hibernia Corporation

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